Exhibit 99.1

                  PHARMACEUTICAL FORMULATIONS, INC.         ___________________
              THE COMPANY IS INCORPORATED UNDER THE LAWS   |                   |
                       OF THE STATE OF DELAWARE            |                   |
                                                           |___________________|
                                                           |      RIGHTS       |
                                                           |___________________|

SUBSCRIPTION PRICE:
$.34 PER WHOLE SHARE                         SEE REVERSE FOR CERTAIN DEFINITIONS

EXPIRATION DATE:
June 25, 2002                                                  CUSIP 716932 11 6



THIS CERTIFIES THAT












IS THE HOLDER OF



     This transferable Subscription Certificate evidences Rights issued by the Company to a shareholder of record at 5:00 p.m., New York City time, on May 7, 2002 to subscribe for shares of common stock, $.08 par value, of the Company ("Common Shares") at an exercise price of $.34 per share at the Subscription Price stated above. One Right is required to subscribe for one Common Share upon the terms and conditions stated in the Company prospectus dated May __, 2002 (the "Prospectus"). Full instructions appear on the back of this Subscription Certificate. The Rights evidenced by this Subscription Certificate expire at 5:00 p.m., New York City time, on June 25, 2002 (unless extended by the Company) (the "Expiration Date") and are void thereafter. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of New York.


     Important: Complete appropriate form(s) on reverse.


Dated:




                                             PHARMACEUTICAL FORMULATIONS, INC.

                                        By   /s/ John Oran


                                             CHIEF EXECUTIVE OFFICER
                                [seal]

COUNTERSIGNED

CONTINENTAL STOCK TRANSFER &
  TRUST COMPANY
        SUBSCRIPTION AGENT              By   /s/ James Ingram


                                             PRESIDENT

                       PHARMACEUTICAL FORMULATIONS, INC.

                          RETURN TO SUBSCRIPTION AGENT
                   Continental Stock Transfer & Trust Company
                        17 Battery Place, New York 10004
                      Attention: Reorganization Department

                                  INSTRUCTIONS

     TO SUBSCRIBE. Complete Form 1 and mail or deliver this certificate to the Subscription Agent at the address listed above, together with a certified check, bank draft or money order payable to the order of CONTINENTAL STOCK TRANSFER
& TRUST COMPANY in U.S. funds for the total Subscription Price (without deduction for bank service charges or otherwise). The duly executed Subscription Certificate and payment of the total Subscription Price must be received by the Subscription Agent prior to 5:00 p.m., New York City time on the Expiration Date.

     OVER-SUBSCRIPTION PRIVILEGES. Any holder who fully exercises his right to subscribe to all the Shares that can be subscribed for with the Right evidenced by this certificate may subscribe for additional Shares at the Subscription Price by also completing Form 2 and including payment for such Shares in the manner described above. The Shares available for additional subscriptions will be those that have not been subscribed and paid for pursuant to the Basic Subscription Rights. Such additional subscriptions may be PRO RATED, with any excess funds returned to the holder hereof, as described in the Prospectus.

     TO SELL OR TRANSFER RIGHTS. COMPLETE FORM 3 AND DELIVER THIS CERTIFICATE (TO THE TRANSFEREE, IF ALL RIGHTS EVIDENCED HEREBY ARE TRANSFERRED; TO THE SUBSCRIPTION AGENT IF LESS THAN ALL RIGHTS EVIDENCED HEREBY ARE TRANSFERRED) IN AMPLE TIME FOR THE TRANSFEREE TO USE IT BEFORE THE EXPIRATION OF THE RIGHTS. IF FORM 3 IS PROPERLY COMPLETED WITH RESPECT TO ALL RIGHTS EVIDENCED HEREBY, THE TRANSFEREE MAY USE IT FOR SUBSCRIPTION WITHOUT OBTAINING A NEW SUBSCRIPTION CERTIFICATE.

_______________________________________________________________________________

     Form 1 - To Subscribe For Shares

     The undersigned hereby irrevocably subscribes for the number of whole Shares (not to exceed the number of Rights represented by this certificate) indicated below upon the terms and conditions stated in the Prospectus.

Number of Common Shares subscripted for pursuant to the Basic Subscription Right at $.34
Common Share:______________________________________________
Total price $____________________________

_________________________________          ___________________________________
Subscriber's Signature                     Joint Owner's Signature, if any

     IF THE SUBSCRIBER IS OTHER THAN THE ABOVE NAMED REGISTERED HOLDER OF THIS CERTIFICATE, FORM 3 MUST BE DULY COMPLETED STATING THE NAME, ADDRESS AND SOCIAL SECURITY NUMBER OF TRANSFEREE. A NEW SUBSCRIPTION CERTIFICATE EVIDENCING ANY REMAINING RIGHTS (AFTER THE EXERCISE OF THE BASIC SUBSCRIPTION RIGHT UNDER FORM 1 AND AFTER ANY TRANSFER INDICATED IN FORM 3) WILL BE SENT TO THE HOLDER HEREOF BY THE SUBSCRIPTION AGENT.

________________________________________________________________________________

    FORM 2 - TO SUBSCRIBE FOR UNITS PURSUANT TO OVER-SUBSCRIPTION PRIVILEGE

     The undersigned hereby irrevocably subscribes for the number of Shares indicated below under the Over-Subscription Privilege upon the terms and conditions stated in the Prospectus. The undersigned agrees to accept the number of Shares allotted in accordance with such terms, subject to the maximum number of Shares specified below.

Number of Shares subscribed for pursuant to the Over-Subscription Privilege at
   $.34 per
Share:_______________________________________________________
Total Price for additional Shares:  $_______________________
Payment for additional Shares subscribed for must be paid in full at this time. Payment for additional Shares subscribed for but not allotted will be returned in full without interest or deduction.

_________________________________          ___________________________________
Subscriber's Signature                     Joint Owner's Signature, if any


     FORM 3 - TO SELL OR TRANSFER RIGHTS

     For value received, _______________ of the Rights evidenced by this Subscription Certificate are hereby assigned to:

Name of Transferee: ____________________________________________________________
Address of Transferee: _________________________________________________________
Social Security Number of Transferee: __________________________________________


     _____________________________________
     Signature of Transferor(s)

     _____________________________________
     Signature(s) Guaranteed:

     _____________________________________

NOTE: THE SIGNATURE OF THE TRANSFEROR(S) MUST CORRESPOND WITH THE NAME(S) SET FORTH ON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR WITHOUT ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION AS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934. IF FORM 3 IS SIGNED BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY, OFFICER OF A CORPORATION OR ANY PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, IT MUST BE ACCOMPANIED BY SATISFACTORY EVIDENCE OF AUTHORITY TO ACT IN SUCH CAPACITY ON BEHALF OF THE TRANSFEROR(S).